Exhibit 99.9

FIRST SUPPLEMENTAL INDENTURE

dated as of July 22, 2016 among

MCE FINANCE LIMITED

as Company

THE SUBSIDIARY GUARANTORS PARTIES HERETO,

and

DEUTSCHE BANK TRUST COMPANY AMERICANS,

as Trustee, Principal Paying Agent, Registrar and Transfer Agent

5.00% Senior Notes due 2021

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 22, 2016, among MCE Finance Limited, an exempted company with limited liability under the laws of The Cayman Islands (the “Company”), each of the Subsidiary Guarantors party hereto, and Deutsche Bank Trust Company Americas, as trustee, principal paying agent, registrar and transfer agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of February 7, 2013, (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 5.00% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Company desires and has requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company solicited consents (the “Consent Solicitation”) from the Holders of the Notes to the amendments set forth in this Supplemental Indenture and has received the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture, all as certified by an Officer’s Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 9.06 of the Indenture; and

WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate as contemplated by Section 9.06 of the Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture hereby agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Amendment to the definitions of Change of Control, Ratings Decline, and Sponsors in Section 1.01 (Definitions) of the Indenture.

(I)	The definition of Change of Control in Section 1.01 of the Indenture is hereby amended and replaced with the following paragraph:

““Change of Control” means the occurrence of any of the following events:

1.	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than a Sponsor or a Related Party of a Sponsor);

2.	the adoption of a plan relating to the liquidation or dissolution of the Company;

3.	subject to the proviso below, either (i) the Sponsors cease collectively to beneficially own, directly or indirectly, at least 30% of the outstanding Capital Stock of the Parent (including any and all agreements, warrants, rights or options to acquire any Capital Stock) (measured in each case, by both voting power and size of equity interests), or (ii) the Parent ceases to beneficially own, directly or indirectly, at least 51% of the outstanding Capital Stock of Melco Crown Gaming (including any and all agreements, warrants, rights or options to acquire any Capital Stock) (measured in each case, by both voting power and size of equity interests); or

4.	the first day on which Parent ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of the Company,

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provided that clause (3) of this definition of “Change of Control” will only result in a Change of Control upon the occurrence of the events set forth in clause (3) and a Ratings Decline. ”

(II)	The definition of Ratings Decline in Section 1.01 of the Indenture is hereby amended and replaced with the following paragraph:

““Ratings Decline” means the occurrence on, or within six months after, the earlier of the date, or public notice of the occurrence of the events set forth in clause (3) of the definition of Change of Control or the announcement by the Company or any other Person or Persons of the intention by the Company or such other Person or Persons to effect a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) (the “Review Period”) of any of the events listed below:

1.	in the event either of the Notes or the Company is rated by two Rating Agencies on the Rating Date as Investment Grade, such rating of the Notes or the Company by either such Rating Agency shall be below Investment Grade;

2.	in the event either of the Notes or the Company is rated by one, and only one, of the Rating Agencies on the Rating Date as Investment Grade, such rating of the Notes or the Company by such Rating Agency shall be below Investment Grade; or

3.	in the event either of the Notes or Parent is rated below Investment Grade by any two Rating Agencies on the Rating Date, such rating of the Notes or the Company by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), provided that, for a decline that occurs during the Review Period subsequent to the initial occurrence, public notice or notice of intention, such decline will only qualify as a Ratings Decline if (i) such Rating Agencies’ published report refers to the Change of Control as a factor, or one of the factors in the downgrade, and (ii) such Rating Agencies have not previously affirmed their ratings following the initial occurrence, public notice or notice of intention.”

(III)	The definition of Sponsors in Section 1.01 of the Indenture is hereby amended and replaced with the following paragraph:

““Sponsors” means (i) Melco International Development Limited and (ii) Crown Resorts Limited (formerly known as Crown Limited) or the entity formed as a result of the spin-off or demerger of certain non-Australian assets (including but not limited to the Capital Stock of the Parent held directly or indirectly by Crown Resorts Limited) held by Crown Resorts Limited as of the date of the First Supplemental Indenture to this Indenture.”

3. Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered agrees to and shall be bound by such provisions. Subject to Section 11.01(b) of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall prevail.

4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

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8. Effectiveness. The provisions of Section 2 of the Supplemental Indenture shall be effective upon execution, and shall not become operative until the time the Company pays the Holders who delivered consents to the amendment set forth in this Supplemental Indenture, pursuant to and in accordance with the terms and conditions set forth in the Consent Solicitation Statement issued by the Company, dated as of July 11, 2016.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MCE FINANCE LIMITED
(as Company)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Chief Executive Officer

[Signature page to First Supplemental Indenture]

MELCO CROWN (MACAU) LIMITED
(FORMERLY KNOWN AS MELCO CROWN
GAMING (MACAU) LIMITED)
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

ALTIRA HOTEL LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

ALTIRA DEVELOPMENTS LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN (COD) HOTELS LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN (COD) DEVELOPMENTS
LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN (CAFE) LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

GOLDEN FUTURE (MANAGEMENT
SERVICES) LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN HOSPITALITY AND
SERVICES LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN (COD) RETAIL SERVICES
LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN (COD) VENTURES
LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

COD THEATRE LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN COD (HR) HOTEL
LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN COD (CT) HOTEL
LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MELCO CROWN COD (GH) HOTEL
LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

MPEL INTERNATIONAL LIMITED
(as Subsidiary Guarantor)

By:	/s/ Lawrence Ho
Name: Lawrence Ho
Title: Authorized Signatory

[Signature page to First Supplemental Indenture]

Accepted and agreed as of the date first above written:

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, PRINCIPAL PAYING AGENT, REGISTRAR AND TRANSFER AGENT

BY: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

[Signature page to First Supplemental Indenture]